ISSUER FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration Statement No. 333-156695
Dated October 27, 2009
UBS Securities LLC 677 Washington Boulevard Stamford, CT 06901 Who wins with UBS’s new way to invest in commodities? You Introducing a new low-cost Exchange Traded Note linked With the new UBS E-TRACS DJ-UBS Commodity ETN, you gain exposure to the Dow Jones-UBS Commodity IndexSM. to a broad spectrum of commodities, based on the Dow Jones-UBS Commodities IndexSM — a widely accepted and trusted index. Plus you The UBS E-TRACS DJ-UBS Commodity ETN gain exposure to all commodities classes, including energy, metals and agricultures, without over-concentration in any specific sector. And with Ticker Symbol: DJCI low fees1, UBS E-TRACS DJ-UBS Commodity ETN is a smart new option for you and your clients. For more information, please contact us at 1-877-ETRACS-5 (1-877-387-2275) or visit our website at www.ubs.com/djci 1Fee Amount: 0.50% per annum accrued on a daily basis. UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of UBS E-TRACS) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free (1-800-722-7370). © UBS 2009. The key symbol and UBS are among the registered and unregistered trademarks of UBS. “Dow Jones”, “DJ-UBS Commodity Index” and “DJ-UBSCI” are service marks of r Client Dow Jones & Company Inc. and UBS AG, as the case may be. All rights reserved. Who wins with UBS’s new way to invest in commodities? You Introducing a new low-cost Exchange Traded Note linked With the new UBS E-TRACS DJ-UBS Commodity ETN, you gain exposure to the Dow Jones-UBS Commodity IndexSM. to a broad spectrum of commodities, based on the Dow Jones-UBS Commodities IndexSM — a widely accepted and trusted index. Plus you The UBS E-TRACS DJ-UBS Commodity ETN gain exposure to all commodities classes, including energy, metals and agricultures, without over-concentration in any specific sector. And with Ticker Symbol: DJCI low fees1, UBS E-TRACS DJ-UBS Commodity ETN is a smart new option for you and your clients. For more information, please contact us at 1-877-ETRACS-5 (1-877-387-2275) or visit our website at www.ubs.com/djci 1Fee Amount: 0.50% per annum accrued on a daily basis. UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of UBS E-TRACS) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free (1-800-722-7370). © UBS 2009. The key symbol and UBS are among the registered and unregistered trademarks of UBS. “Dow Jones”, “DJ-UBS Commodity Index” and “DJ-UBSCI” are service marks of r Client Dow Jones & Company Inc. and UBS AG, as the case may be. All rights reserved.